Exhibit 3.25

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                          (a Colorado corporation)

                                  -------

                                 ARTICLE I

                                SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by
Section 7-106-206 of the Colorado Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         3. RECORD DATE FOR SHAREHOLDERS. In order to determine the shareholders who are entitled to be given notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. The record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be determined as provided in Section 7-107-104(4) of the Business Corporation Act. A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

         4. SHAREHOLDER MEETINGS.

                  - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

                  - PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Colorado as the directors shall from time to time fix.

                  - CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in a like manner or whenever the holders of at least ten percent of all votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

                  - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of shareholders of the corporation may be examined not less than ten and no more than sixty days before the date of the meeting.

                  - SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of and the number of shares of each class and series that are held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 7-116-102(3) and the provisions of subsections (2) and (3) of
Section 7-116-103 of the Business Corporation Act, to copy the list during regular business hours during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

                  - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

                  - QUORUM. Unless otherwise provided in the articles of incorporation or the Business Corporation Act, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, but a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by the voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

                  - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the articles of incorporation or the Business Corporation Act.

         5. ACTION WITHOUT MEETING. Any action required or permitted by the provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, if all of the shareholders entitled to vote thereon consent to such action in writing in accordance with the procedure prescribed by Section 7-107-104 of the Business Corporation Act.

                                 ARTICLE II

                             BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

         2. QUALIFICATIONS AND NUMBER. A director shall be a natural person who is eighteen years of age or older. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Colorado. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number may be fixed from to time to time by the shareholders or, unless the articles of incorporation shall otherwise provide, by the Board of Directors.

         3. TERMS AND VACANCIES. The terms of directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 7-108-106 of the Business Corporation Act. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy pursuant to Section 7-108-110(1)(b) or Section 7-108-110(1)(c) of the Business Corporation Act expires at the next annual shareholder's meeting at which directors are elected. The term of a director pursuant to Section 7-108-110(1)(a) of the Business Corporation Act shall be the unexpired term of his or her predecessor in office; except that, if the director's predecessor had been elected to fill a vacancy pursuant to Section 7-108-110(1)(b) or Section 7-108-110(1)(c) of the Business Corporation Act, the term of a director elected pursuant to Section 7-108-110(1)(a) of the Business Corporation Act shall be the unexpired term of the last predecessor elected by the shareholders. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders: (a) if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and (b) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

         4. MEETINGS.

                  - TIME. Meetings shall be held at such time as the Board shall fix.

                  - PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Colorado at such place as shall be fixed by the Board.

                  - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

                  - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless: the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

                  - QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any director to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 7-108-108 of the Business Corporation Act.

         6. ACTION WITHOUT MEETING. Any action required or permitted by the Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to such action in writing in accordance with the provisions of Section 7-108-202 of the Business Corporation Act.

                                ARTICLE III

                                  OFFICERS

                  The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. An officer shall be a natural person who is eighteen years of age or older. The same individual may simultaneously hold more than one office in the corporation.

                  A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

                  Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary, or any Assistant Secretary or any one or more other officers designated by the Board of Directors shall have the responsibility for preparation and maintenance of the minutes of the directors' and shareholders' meetings and of the other records and information required to be kept by the corporation under Section 7-116-101 of the Business Corporation Act and for authenticating records of the corporation.

                  The Board of Directors may remove any officer at any time with or without cause.

                                 ARTICLE IV

                     STATUTORY NOTICES TO SHAREHOLDERS

                  The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 7-116-105 and 7-116-106 of the Business Corporation Act.

                                 ARTICLE V

                               CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE VI

                                FISCAL YEAR

                  The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BYLAWS

                  The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or a particular Bylaw expressly prohibits the Board of Directors from doing so. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.